Exhibit 99.1

Escalade Sells Equity Stake In STIGA Sports Group AB

Leading Sporting Goods Company Sells Equity Position in STIGA Sports Group AB and Extends Licensing Arrangement for STIGA Brand in Table Tennis

EVANSVILLE, Ind., May 17, 2018 /PRNewswire/ -- Escalade, Incorporated (Nasdaq: ESCA) today announced it has sold it's 50% equity share of STIGA Sports Group AB, headquartered in Sweden. In connection with the sale, Escalade Sports, its wholly owned subsidiary and global leader in sports and outdoor recreational equipment, entered into a long-term licensing agreement for the STIGA brand on table tennis tables and accessories in North America.

Escalade sold its 50% ownership position to a Swedish private investor. The divestiture provides the company the flexibility and means to continue to execute its strategy of growth through innovation and acquisition in core and complimentary categories where Escalade enjoys leadership positions.

STIGA has been a strategic brand in the Escalade portfolio since they established licensing rights for the North American market in 1995, and the extension of the STIGA license will provide the brand platform the company requires to execute its long-term vision of innovation for the avid and recreational table tennis consumer.

"We are pleased to be extending the license of the STIGA brand in North America for the long-term," said Dave Fetherman, President and Chief Executive Officer of Escalade, Inc. "Our journey with STIGA began twenty-three years ago, and in that time, we have helped our retail partners in sporting goods and other channels, grow their table tennis business by developing and delivering a comprehensive range of table tennis products. STIGA Sports AB has been an excellent partner for us and we look forward to continuing our work together to deliver the most innovative products for consumers under the STIGA brand."

Andreas Zandrén, CEO of STIGA Sports AB, said, "We have enjoyed a great partnership with Escalade Sports for more than two decades and we are excited to be extending our relationship into the future. Escalade provides us with the best opportunity to remain connected with the North American consumer and we are enthusiastic about leveraging our partnership to grow our STIGA brand."

ABOUT ESCALADE SPORTS
Headquartered in Evansville, IN, Escalade Sports is a global manufacturer and distributor of sports and outdoor recreational equipment. Leaders in their respective categories, Escalade Sports' brands include Bear® Archery and Trophy Ridge® archery accessories; STIGA® and Ping-Pong® table tennis, Accudart® and Unicorn® darting, Onix® pickleball equipment; Triumph Sports™ indoor and outdoor games, Goalrilla™ and Goalsetter® residential in-ground basketball systems, Goaliath® and Silverback® residential in-ground and portable basketball goals; the STEP® fitness products, Lifeline® personal fitness, Woodplay® premium playsets, Vuly™ Trampolines, and Cue & Case® specialty billiard accessories. Escalade Sports' products are available at sporting goods dealers and independent retailers nationwide. For more information on Escalade Sports, its brands, instruction manuals, retailers, warranty, replacement parts or customer service, please call 1-888-784-4288 or visit www.escaladesports.com.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements relating to present or future trends or factors that are subject to risks and uncertainties. These risks include, but are not limited to, the impact of competitive products and pricing, product demand and market acceptance, new product development, Escalade's ability to achieve its business objectives, especially with respect to its Sporting Goods business on which it has chosen to focus, Escalade's ability to successfully achieve the anticipated results of strategic transactions, including the integration of the operations of acquired assets and businesses and of divestitures or discontinuances of certain operations, assets, brands, and products, the continuation and development of key customer, supplier, licensing and other business relationships, the ability to successfully negotiate the shifting retail environment and changes in consumer buying habits, the financial health of our customers, disruptions or delays in our supply chain, Escalade's ability to control costs, general economic conditions, fluctuation in operating results, changes in foreign currency exchange rates, changes in the securities market, Escalade's ability to obtain financing and to maintain compliance with the terms of such financing, the availability, integration and effective operation of information systems and other technology, and the potential interruption of such systems or technology, risks related to data security of privacy breaches, and other risks detailed from time to time in Escalade's filings with the Securities and Exchange Commission. Escalade's future financial performance could differ materially from the expectations of management contained herein. Escalade undertakes no obligation to release revisions to these forward-looking statements after the date of this report.

Contact:	Patrick Griffin
Escalade Sports
812.467.1358